SCHEDULE "D"

                                     RELEASE


                  APPLIED COURSEWARE TECHNOLOGY INC., GERARD COSTELLO, FAYE COSTELLO and JOSEPH COSTELLO (the "Releasors") in consideration of the sum of TWO DOLLARS ($2.00) and other good and valuable consideration, the receipt and sufficiency of which consideration is hereby acknowledged, do and subject to the terms of a Settlement Agreement dated January 7, 2000, hereby remise, release and forever discharge INFOCAST CANADA CORPORATION and INFORCAST CORPORATION (the "Releasees") its officers, directors, employees, agents, successors and assigns of and from all manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, claims and demands whatsoever which against the said Releasees the Releasors ever had, now has or which its successors or assigns, or any one of them, can, shall or may have for or by reason of any cause, matter or thing whatsoever existing up to the date of this release, whether known or unknown, and specifically including, notwithstanding the generality of the foregoing, all claims or defences arising out of or related to the Releasors' claims for damages under a Share Purchase Agreement dated May 13, 1999 (the "Share Purchase Agreement") and an Escrow Agreement dated May 13, 1999, and all other agreements, instruments and documents related to the Share Purchase Agreement, including, without limitation, the Transaction Documents (as that term is defined in the Share Purchase Agreement).

                  The Releasors further agree not to make any claims (including any cross-claim, counter-claim, third party claim, action or application) against any person or corporation who might claim contribution or indemnity against the Releasees.

                  It is understood and agreed that the said payment is deemed to be no admission whatsoever of liability on the part of said Releases.

                  IN WITNESS WHEREOF, APPLIED COURSEWARE TECHNOLOGY INC. has hereunto affixed its corporate seal under the hands of its proper signing officers duly authorized in that behalf and GERARD COSTELLO and FAYE COSTELLO have hereunto set their hands and seals in the presence of a witness this 7th day of January, 2000.



                                             APPLIED COURSEWARE TECHNOLOGY, INC.


                                             Per: /s/ Gerard Costello       c/s
                                                  -----------------------

/s/                                         /s/ Gerard Costello             c/s
-------------------------                   -----------------------------
Witness                                     GERARD COSTELLO


/s/                                         /s/ Faye Costello               c/s
-------------------------                   -----------------------------
Witness                                     FAYE COSTELLO


/s/                                         /s/ Joseph Costello             c/s
-------------------------                   -----------------------------
Witness                                     JOSEPH COSTELLO




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